Item 77 J.

Restatement.  During 2007 the Portfolios determined that amounts accrued, but never disbursed, for a portion of distribution and shareholder services expenses for Class B and Class N shares during the fiscal years ended November 30, 2003, 2004, 2005 and 2006, and the six months ended May 31, 2007, should not have been accrued. During these periods, the Portfolios accrued distribution and services fees in amounts equal to the maximum percentage rates specified in the applicable distribution and shareholder services plans. Portions of the accruals were not expended because there were no specific contractual agreements which mandated payment of these accrued but unspent amounts. The financial statements of each of the Portfolios for the years ended November 30, 2006 and prior have been restated to reflect a reversal of the excess amounts previously expensed and payable as follows:

	Year ended November 30
Expenses for accrued distribution and service maintenance fees adjusted:	2006	2005	2004	2003

Micro Cap Portfolio
Class N	$7,688	$7,379	$5,393	$1,632
Class B	$4,446	$5,765	$4,500	$1,130
Payable at November 30	$37,933	$25,799	$12,655	$2,762
Small Cap Portfolio
Class N	$2,265	$3,095
Class B	$2,445	$4,543	$3,361	$6,440
Payable at November 30	$22,149	$17,439	$9,801	$6,440
Mid Cap Portfolio
Class N	$119,260	$111,497	$100,713	$79,067
Payable at November 30	$410,537	$291,277	$179,780	$79,067
Growth Portfolio
Class N	$144,032	$129,469	$120,391	$106,230
Class B	$4,534	$6,797	$2,480
Payable at November 30	$513,933	$365,367	$229,101	$106,230

In addition, the Funds have recorded $55,465 payable at May 31, 2007 to shareholders for which the Funds' net asset values were adjusted in connection with this restatement.

The principal effects of this restatement on amounts previously reported are as follows:

Micro Cap Portfolio	Year ended November 30, 2006
	As previously reported	As restated
Statement of Assets and Liabilities:
Other Payables	$0	$1,993
Distribution and service maintenace fees payable	40,686	2,753
Total Liabilities	239,905	203,965
Net Assets	96,175,844	96,211,784
Net Assets - Class N	6,685,040	6,707,131
Net Asset Value - Class N	24.16	24.24
Net Assets - Class B	2,649,766	2,663,615
Net Asset Value - Class B	23.22	23.34

Statement of Operations:
Net Expenses	$1,615,729	$1,605,589
Net Investment Loss	(957,536)	(947,396)
Net Increase in Net Assets Resulting from Operations	16,347,862	16,358,002

	Year ended November 30, 2005
Statement of Changes in Net Assets:	As previously reported	As restated
Net Investment Loss	($1,764,325)	($1,751,180)
Net Assets - beginning of period	172,180,521	172,193,176
Net Assets - end of period	109,980,126	110,005,926

Small Cap Portfolio	Year ended November 30, 2006
	As previously reported	As restated
Statement of Assets and Liabilities:
Other Payables	$0	$7,639
Distribution and service maintenace fees payable	23,640	1,490
Total Liabilities	545,156	530,645
Net Assets	30,286,373	30,300,884
Net Assets - Class N	3,692,667	3,698,028
Net Asset Value - Class N	20.98	21.01
Net Assets - Class B	1,309,140	1,318,290
Net Asset Value - Class B	19.88	20.02

Statement of Operations:
Net Expenses	$458,437	$459,104
Net Investment Loss	(289,554)	(290,221)
Net Increase in Net Assets Resulting from Operations	4,673,126	4,672,459

	Year ended November 30, 2005
Statement of Changes in Net Assets:	As previously reported	As restated
Net Investment Loss	($987,811)	$982,434
Net Assets - beginning of period	188,004,942	188,014,743
Net Assets - end of period	38,999,415	39,014,593

Mid Cap Portfolio	Year ended November 30, 2006
	As previously reported	As restated
Statement of Assets and Liabilities:
Other Payables	$0	$16,584
Distribution and service maintenace fees payable	410,681	145
Total Liabilities	1,763,709	1,369,757
Net Assets	50,390,209	50,784,161
Net Assets - Class N	35,439,128	35,833,080
Net Asset Value - Class N	11.13	11.26

Statement of Operations:
Net Expenses	$779,668	$662,854
Net Investment Income	164,291	281,105
Net Increase in Net Assets Resulting from Operations	3,299,395	3,416,209

	Year ended November 30, 2005
Statement of Changes in Net Assets:	As previously reported	As restated
Net Investment Loss	($581,673)	($484,315)
Net Assets - beginning of period	76,187,857	76,367,637
Net Assets - end of period	61,592,051	61,869,189

Growth Portfolio	Year ended November 30, 2006
	As previously reported	As restated
Statement of Assets and Liabilities:
Other Payables	$0	$17,057
Distribution and service maintenace fees payable	515,760	1,827
Total Liabilities	1,816,708	1,319,832
Net Assets	54,419,682	54,916,558
Net Assets - Class N	43,563,948	44,048,199
Net Asset Value - Class N	16.29	16.47
Net Assets - Class B	2,180,805	2,193,430
Net Asset Value - Class B	15.75	15.85

Statement of Operations:
Net Expenses	$915,024	$775,221
Net Investment Income	13,344	153,147
Net Increase in Net Assets Resulting from Operations	2,915,599	3,055,402

	Year ended November 30, 2005
Statement of Changes in Net Assets:	As previously reported	As restated
Net Investment Loss	($606,584)	($477,381)
Net Assets - beginning of period	68,282,679	68,510,549
Net Assets - end of period	61,031,954	61,389,027

FINANCIAL HIGHLIGHTS:

Micro Cap Portfolio	Year ended November 30, 2006		Year ended November 30, 2005		Year ended November 30, 2004		Year ended November 30, 2003
Class N Shares:	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Net investment loss	$(0.27)	$(0.22)	$(0.30)	$(0.28)	$(0.30)	$(0.29)	$(0.23)	$(0.23)
Net Asset Value, end of period	$24.16	$24.24	$20.47	$20.50	$20.06	$20.07	$18.95	$18.95

Total Return	18.85%	19.07%	2.04%	2.14%	5.86%	5.91%	57.00%	57.00%
Net Assets end of period (000's)	$6,685	$6,707	$12,393	$12,408	$8,686	$8,693	$11,689	$11,690
Ratio of net expenses to average net assets	1.90%	1.81%	1.82%	1.75%	1.82%	1.76%	1.78%	1.76%
Ratio of net investment loss to average net assets	-1.22%	-1.13%	-1.52%	-1.45%	-1.66%	-1.60%	-1.60%	-1.58%

Ratio of Net expenses to average net assets before expense reimbursement	2.08%	1.99%	1.97%	1.90%	1.87%	1.81%	1.81%	1.79%
Ratio of Net investment loss to average net assets before expense reimbursements	-1.40%	-1.31%	-1.57%	-1.50%	-1.71%	-1.65%	-1.62%	-1.61%

Class B Shares:
Net investment loss	$(0.40)	$(0.35)	$(0.41)	$(0.37)	$(0.41)	$(0.38)	$(0.31)	$(0.31)
Net Asset Value, end of period	$23.22	$23.34	$19.87	$19.94	$19.59	$19.62	$18.62	$18.62

Total Return	17.70%	17.90%	1.43%	1.63%	5.21%	5.37%	56.08%	56.08%
Net Assets end of period (000's)	$2,650	$2,664	$3,361	$3,372	$4,453	$4,458	$5,361	$5,362
Ratio of net expenses to average net assets	2.55%	2.47%	2.47%	2.32%	2.47%	2.37%	2.43%	2.40%
Ratio of net investment loss to average net assets	-1.87%	-1.79%	-2.17%	-2.02%	-2.31%	-2.21%	-2.25%	-2.22%

Ratio of Net expenses to average net assets before expense reimbursement	2.73%	2.65%	2.62%	2.47%	2.52%	2.42%	2.46%	2.43%
Ratio of Net investment loss to average net assets before expense reimbursements	-2.05%	-1.97%	-2.22%	-2.07%	-2.52%	-2.42%	-2.27%	-2.25%

Small Cap Portfolio	Year ended November 30, 2006		Year ended November 30, 2005		Year ended November 30, 2004		Year ended November 30, 2003
Class N Shares:	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Net investment loss	$(0.22)	$(0.20)	$(0.21)	$(0.20)
Net Asset Value, end of period	$20.98	$21.01	$18.07	$18.08

Total Return	16.10%	16.21%	4.88%	4.93%
Net Assets end of period (000's)	$3,693	$3,698	$4,186	$4,189
Ratio of net expenses to average net assets	1.65%	1.59%	1.58%	1.50%
Ratio of net investment loss to average net assets	-1.12%	-1.06%	-1.25%	-1.17%

Ratio of Net expenses to average net assets before expense reimbursement	2.01%	1.95%	1.73%	1.65%
Ratio of Net investment loss to average net assets before expense reimbursements	-1.48%	-1.42%	-1.30%	-1.22%

Class B Shares:
Net investment loss	$(0.33)	$(0.31)	$(0.31)	$(0.25)	$(0.31)	$(0.29)	$(0.24)	$(0.20)
Net Asset Value, end of period	$19.88	$20.02	$17.38	$17.50	$16.68	$16.74	$16.37	$16.41

Total Return	14.38%	14.40%	4.20%	4.54%	1.89%	2.01%	28.39%	28.71%
Net Assets end of period (000's)	$1,309	$1,318	$1,731	$1,744	$2,416	$2,425	$3,227	$3,234
Ratio of net expenses to average net assets	2.30%	2.50%	2.23%	2.11%	2.12%	1.99%	2.06%	1.85%
Ratio of net investment loss to average net assets	-1.77%	-1.97%	-1.90%	-1.78%	-1.96%	-1.83%	-1.79%	-1.58%

Ratio of Net expenses to average net assets before expense reimbursement	2.66%	2.86%	2.28%	2.16%	2.17%	2.04%	2.06%	1.85%
Ratio of Net investment loss to average net assets before expense reimbursements	-2.13%	-2.33%	-1.95%	-1.83%	-2.01%	-1.88%	-1.79%	-1.58%

Mid Cap Portfolio	Year ended November 30, 2006		Year ended November 30, 2005		Year ended November 30, 2004		Year ended November 30, 2003
Class N Shares:	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Net investment income (loss)	$0.02	$0.05	$(0.12)	$(0.09)	$(0.11)	$(0.07)	$(0.10)	$(0.07)
Net Asset Value, end of period	$11.13	$11.26	$12.02	$12.12	$11.12	$11.19	$10.54	$10.57

Total Return	5.51%	5.86%	8.09%	8.31%	5.50%	5.87%	24.73%	25.09%
Net Assets end of period (000's)	$35,439	$35,833	$33,849	$34,126	$32,226	$32,405	$31,030	$31,109
Ratio of net expenses to average net assets	1.55%	1.22%	1.54%	1.25%	1.38%	1.05%	1.36%	1.07%
Ratio of net investment income (loss) to average net assets	0.17%	0.50%	-1.06%	-0.77%	-1.01%	-0.68%	-1.07%	-0.78%

Ratio of Net expenses to average net assets before expense reimbursement	1.70%	1.37%	1.54%	1.25%	1.38%	1.05%	1.36%	1.07%
Ratio of Net investment income (loss) to average net assets before expense reimbursements	0.02%	0.35%	-1.06%	-0.77%	-1.01%	-0.68%	-1.07%	-0.78%

Growth Portfolio	Year ended November 30, 2006		Year ended November 30, 2005		Year ended November 30, 2004		Year ended November 30, 2003
Class N Shares:	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Net investment income (loss)	$(0.01)	$0.05	$(0.15)	$(0.11)	$(0.10)	$(0.06)	$(0.12)	$(0.08)
Net Asset Value, end of period	$16.29	$16.47	$15.47	$15.59	$14.19	$14.27	$13.65	$13.69

Total Return	5.30%	5.64%	9.02%	9.25%	3.96%	4.24%	25.57%	25.94%
Net Assets end of period (000's)	$43,564	$44,048	$42,144	$42,492	$38,214	$38,440	$37,824	$37,930
Ratio of net expenses to average net assets	1.55%	1.24%	1.55%	1.24%	1.55%	1.23%	1.44%	1.12%
Ratio of net investment income (loss) to average net assets	-0.04%	0.27%	-1.05%	-0.74%	-0.75%	-0.43%	-1.08%	-0.76%

Ratio of Net expenses to average net assets before expense reimbursement	1.72%	1.41%	1.65%	1.34%	1.54%	1.22%	1.49%	1.17%
Ratio of Net investment income (loss) to average net assets before expense reimbursements	-0.21%	0.10%	-1.15%	-0.84%	-0.74%	-0.42%	-1.13%	-0.81%

Class B Shares:
Net investment loss	$(0.11)	$(0.06)	$(0.24)	$(0.20)	$(0.19)	$(0.18)
Net Asset Value, end of period	$15.75	$15.85	$15.02	$15.07	$13.87	$13.88

Total Return	4.86%	5.18%	8.29%	8.57%	3.20%	3.27%
Net Assets end of period (000's)	$2,181	$2,193	$2,781	$2,790	$3,541	$3,543
Ratio of net expenses to average net assets	2.20%	2.07%	2.20%	1.97%	2.20%	2.14%
Ratio of net investment loss to average net assets	-0.69%	-0.56%	-1.70%	-1.47%	-1.40%	-1.34%

Ratio of Net expenses to average net assets before expense reimbursement	2.37%	2.24%	2.30%	2.07%	2.19%	2.13%
Ratio of Net investment loss to average net assets before expense reimbursements	-0.86%	-0.73%	-1.80%	-1.57%	-1.39%	-1.33%

Income Tax Information

Micro Cap Portfolio	Year ended November 30, 2006
	As previously reported	As restated
Accumulated earnings/(losses) on a tax basis
Undistributed ordinary income	$11,678,481	$11,676,487
Total distributable earnings	16,089,284	16,087,290
Total accumulated earnings	26,655,006	26,653,012

Mid Cap Portfolio	Year ended November 30, 2006
	As previously reported	As restated
Accumulated earnings/(losses) on a tax basis
Undistributed ordinary income	$3,159,091	$3,156,646
Total distributable earnings	4,321,699	4,319,254
Total accumulated earnings	7,605,791	7,603,346

Growth Portfolio	Year ended November 30, 2006
	As previously reported	As restated
Accumulated earnings/(losses) on a tax basis
Undistributed ordinary income	$161,910	$153,147
Total distributable earnings	161,910	153,147
Total accumulated earnings	(16,907,501)	(16,916,264)

The changes in net assets as a result of these adjustments have also been reflected in the percentages of total investments and categorized investments to net assets as of November 30, 2006, as follows:

	Decrease in % of total investments to net assets		Decrease in % of categorized investments to net assets
Micro Cap Portfolio	less than 0.1%		less than 0.1%
Small Cap Portfolio	less than 0.1%		less than 0.1%
Mid Cap Portfolio	0.8%		0.1%
Growth Portfolio	0.9%		from 0.1% - 0.2%